Exhibit (a)(5)(iv)

Santander Consumer USA Holdings Inc. Announces Final Results of Tender Offer

Dallas, TX – March 3, 2020 - PRESS RELEASE

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) announced today the final results of its “modified Dutch Auction” tender offer, which expired at 12:00 midnight, Eastern Time at the end of the day on February 27, 2020.

Based on the final count by Computershare Trust Company, N.A., the depositary for the tender offer, a total of 17,514,707 shares of SC’s common stock, $0.01 par value per share, were properly tendered and not properly withdrawn at or below the purchase price of $26 per share.

SC has accepted for purchase 17,514,707 shares of its common stock, $0.01 par value per share, at a price of $26 per share, for an aggregate cost of approximately $455,382,382, excluding fees and expenses related to the tender offer. These shares represent approximately 5.2 percent of the shares outstanding.

Computershare will promptly issue payment for the shares of SC common stock validly tendered and accepted for purchase in the tender offer.

Stockholders who have questions or would like additional information about the tender offer may contact the information agent for the tender offer, Georgeson Inc., toll-free at (800) 509-1312.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.9 million customers across the full credit spectrum. The Company, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $59 billion (as of December 31, 2019), and is headquartered in Dallas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Relations

Annette Rogers

469.563.4157

Media@santanderconsumerusa.com

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